Exhibit 99.1

American International Holdings’ CEO Issues Letter to Shareholders

Addison, TX — May 11, 2021 — American International Holdings Corp. (OTCQB: AMIH) (the “Company” or “AMIH”) today issued the following Letter to Shareholders from its Chief Executive Officer, Jacob Cohen.

Dear Shareholders:

As this is my first official letter to the shareholders since my appointment as President and CEO in April 2019, I would like to take this opportunity to introduce myself, share the exciting progress we’ve made behind the scenes to date, and update you on AMIH’s outlook for the year ahead.

About Myself

My background comprises 20 years of investment banking and capital markets experience, having successfully started and built multiple companies in sectors including marketing, advertising, healthcare, IT and financial services. Prior to joining the Company, I was the co-founder and managing partner of a Dallas-based boutique investment bank and strategic advisory firm. I hold a BS degree in International Economics and Finance from Brandeis University.

My objective for AMIH is to build a portfolio of synergistic businesses addressing the huge unmet needs in healthcare and to bring positive change to the hundreds of millions of people worldwide who lack affordable healthcare. While that may be a daunting task for some, I’m a firm believer in Stephen Covey’s teaching, “Begin with the End in Mind.” I believe you will conclude from the progress I anticipate in the year ahead that we are on our way to accomplishing our goal.

AMIH: 2021 Pivot

With a lifelong passion for wellness, I joined AMIH two years ago to focus on the establishment and development of a nationwide medical spa company in a fragmented and growing industry. Following months of deal making and a strong start, we also acquired a retail supplement store and established a construction company, Capital City Solutions USA, Inc. (CCS), to renovate our and other properties during the 2019 economic boom.

Unfortunately, in early 2020, the COVID-19 lockdown devastated the medspa industry and economic landscape overall. With hospital ICUs near capacity and no vaccines anywhere in sight, we closed our brick-&-mortar medspa operations and subsequently our supplement store, and while we are still holding CCS for now, we are currently evaluating its best value-added strategic options.

In the midst of that fear and economic chaos, I decided to reorganize and pivot the Company’s business to invest, develop and manage primarily digitally based healthcare and wellness companies. Our 2020 key takeaways and findings were: (a) the healthcare system is not only broken, but also fragile, (b) the need to be truly healthy in body and mind was underscored as a necessity, instead of a luxury, and (c) chronic disease management and prevention is the iprimary reason the $4.2 trillion US healthcare economy is projected to double over the next decade.

We believe that our new direction was confirmed by our exhaustive research and with our first two wellness platform portfolio companies, ZipDoctor and LifeGuru. Starting with ZipDoctor, we quickly launched a capital efficient, digitally based platform for affordably connecting people and small businesses with healthcare practitioners. There, AMIH dipped its figurative toe in the ii$194-billion-dollar telemedicine industry.

Similarly, LifeGuru is a platform that will make life coaches more readily available to the masses, and more affordably. We view personal development as one of the first elements in the journey towards better mental, spiritual and physical wellness.

We believe that both of these platforms provide us opportunity for explosive growth.

A New TeleHealth Model for the 82 Million Americans lacking Primary Care

I am proud to say that our ZipDoctor market-testing results led us to build and develop EPIQ MD. We’ve learned that many of our target consumers will gladly pay modestly more for a much more comprehensive suite of wellness services. I view EPIQ MD as our flagship portfolio entity, and though we have been quiet in respect of any EPIQ MD news (largely for competitive reasons), be assured that this is about to change.

We believe EPIQ MD represents the next generation in telehealth and wellness, however, rather than compete with entrenched companies like Teladoc, which contracts to major health insurers to reduce their costs of providing (expensive) primary care to their insureds, we identified what I refer to as a “massive niche” of the iii82 million un- or under-insured US residents that either have no insurance at all, or are underinsured.

To understand why this population is so large, and how wide is the gap that they fall through, consider that many of the 43.4 percent of US adults ages 19 to 64 lacking access to primary care are middle class and are deemed ineligible for overburdened poverty-line state services (see the findings from the Commonwealth Fund Biennial Health Insurance Survey, 2020). As healthcare costs have ivoutpaced vworking wages and the viU.S. economy entirely by over 177 percent the past decade, you can appreciate the enormous scope of this problem.

While it is true that technically, many of these families have medical insurance they or their employers can only afford the far cheaper major medical policies that typically carry a deductible of $10,000 or more. That leaves many workers having to go out of pocket at insurance company rates for primary care to cover minor illness and injuries that total less than their high deductibles. We believe that far too many hard working blue-collar and middle-class families have fallen through these gaping cracks in our healthcare system.

ihttps://homehealthcarenews.com/2019/04/chronic-conditions-cost-us-economy-more-than-4-5-trillion/

iihttps://www.globenewswire.com/news-release/2020/11/19/2130291/0/en/COVID-19-Is-Behind-The-Remarkable-Telemedicine-Market-Growth-Rate-Of-40-Through-2023.html

iiihttps://www.pbs.org/healthcarecrisis/uninsured.html

ivhttps://www.forbes.com/sites/brucejapsen/2019/09/12/in-2020-employer-health-costs-to-double-inflation-rate-yet-again/?sh=1563eb6a2754

vhttps://www.cbsnews.com/news/minimum-wage-2019-almost-half-of-all-americans-work-in-low-wage-jobs/

vihttps://www.healthsystemtracker.org/chart-collection/u-s-spending-healthcare-changed-time/#item-usspendingovertime_4

According to industry experts, half of all working Americans decline the insurance offered by their employer as they are forced to viichoose between insurance or putting food on the table. Furthermore, our research shows that small businesses in particular would like to provide primary care services, not merely major medical or traditional health insurance, if they could afford it. These viii82 million uninsured and ixinadequately insured US adults and their employers are our target market; it’s big and we believe it is demand driven. We plan to rise to this challenge.

Recent AMIH Achievements

Before discussing each of our portfolio companies, I’ll reiterate some of AMIH’s key 2021 achievements.

●	Closed $1.45 million in institutional financing, strengthening our balance sheet.
●	Appointed original “Shark Tank” Shark, iconic businessman Kevin Harrington, as our inaugural Advisory Board Member. Kevin is arguably one of the most accomplished, prolific, and best-connected entrepreneurs of our generation and his value to AMIH cannot be overstated.
●	Acquired controlling interest of, and launched, LifeGuru.me, and appointing Jane Sorrell as its CEO.
●	Appointed highly credentialed entrepreneur and expert marketing pro Alejandro “Alex” Rodriquez as CEO of EPIQ MD and Chief Strategy Officer of AMIH.
●	Assembled an impressive EPIQ MD management team, which continues to grow.
●	Generated over $5.7 million in gross consolidated revenue in 2020.

AMIH Portfolio of Companies: Investing in the Advancement of Humanity

LifeGuru

As we envisioned early on, COVID-19 has disrupted the lives and livelihoods of countless tens of millions, so a year ago, when the pandemic started, we began developing LifeGuru: a life coaching platform that connects people with a variety of specialized life coaches with expertise mentoring people through life’s challenges, spanning romance and finance, to career, health and family issues. LifeGuru is led by its recently appointed CEO Jane Sorrel, an accomplished industry veteran.

According to an August 2020 report by IBISWorld, this is a billion dollar industry and, in our win-win style, LifeGuru will both help coaches access new clients nationwide, while it will help people match up with their optimal life coach anywhere nationwide. The current business plan calls for coaches to pay a subscription fee for access to the platform, and for clients to pay an affordable rate for tele-sessions — with AMIH receiving recurring revenue for building, marketing and managing the platform, provided that to date, LifeGuru has not generated any revenues.

While limited in scope and beta in nature at the moment, the robust LifeGuru platform has been designed to be a globally accessible company accommodating business in multiple languages and accepting multiple currencies. For the next few months, we plan to preliminarily focus on signing up life coaches and, upon reaching our initial target number, we plan to begin marketing programs to build our client base.

viihttps://www.kff.org/uninsured/issue-brief/key-facts-about-the-uninsured-population/

viiihttps://www.kff.org/uninsured/issue-brief/key-facts-about-the-uninsured-population/

ixhttps://www.commonwealthfund.org/press-release/2019/underinsured-rate-rose-2014-2018-greatest-growth-among-people-employer-health

ZipDoctor

Beginning in early 2020, we decided to take action to attempt to provide those tens of millions of under-insureds with affordable access to primary health care. In mid-2020, ahead of schedule, we launched ZipDoctor, offering physician and mental health provider tele-visits and prescription writing for just $20 to $45 per month. We learned a great deal since our official launch of ZipDoctor. Not only about the telehealth industry in general, but about our target markets, the services that are needed and the variety of price points that customers are willing to pay for such additional health and wellness services.

Importantly, our proprietary ZipDoctor data indicated much of the under-insured marketplace we target will gladly pay a bit more, to get a lot more services included. It was based on this research and feedback that we believed there was a greater opportunity in which to expand upon and made the decision to evolve our ZipDoctor business to create EPIQ MD, as we feel everyone should be able to have the tools and services at their disposal to, “live an EPIQ life.”

EPIQ MD

With ZipDoctor acting as our proof of concept into the telemedicine realm, we are preparing to launch EPIQ MD in the weeks ahead. EPIQ MD plans to offer those 82 million Americans with no or inadequate health insurance access to primary care physicians and mental health professionals, along with preventative care, such as nutritional counseling, as well as our deep-discounted rates to select third-party providers of prescriptions, in-person diagnostic and lab services and more — all at surprisingly affordable monthly subscription monthly.

Additionally, we’re actively developing other services such as functional foods, proprietary nutraceutical blends, wearables, specialized medicine, and risk mitigation services, most of which we plan to add to the EPIQ platforms if completed.

EPIQ MD’s initial launch is planned for this second quarter of 2021, aimed to friends, family and shareholders, who we hope will serve as collaborative beta-testers ahead of a larger phased launch in the third quarter of 2021 that’s expected to cover about 20 of the largest states (over half our entire target population). Geographic coverage is currently slated to increase in phases until reaching full national coverage in the first quarter of 2022. Throughout the next twelve months, we plan to add additional ancillary services to further increase value.

The Year Ahead: AMIH 2021

Our AMIH and subsidiary management teams have spent the past year working diligently, quietly, building what we believe is a solid corporate and operational foundation capable of supporting our portfolio companies. I am excited to outline some of our goals for the coming year:

EPIQ Innovations. Under active development, this sister company to EPIQ MD is anticipated to provide a curated assortment of proprietary, advanced nutraceutical products that we plan to formulate in-house. Since COVID-19, consumers have dramatically increased consumption of immune boosting and other nutraceuticals. Expected launch is mid 2021.

M&A. With the keen insight already gained into our multi-billion-dollar addressable markets, we are in discussions to acquire other businesses synergistic with our business model.

Growth Capital. Confident in our outlook, last month we retained Maxim Group, a mid-tier investment bank, for a firm commitment capital raise later this year when we are far more fully valued.

Uplisting of Common Stock. Admittedly, we have a lot of ground to cover to get there, however, we plan to start looking into uplisting our common stock to a national exchange within a year (Q2-22); provided there can be no assurance such uplisting will be approved or that we will meet such uplisting criteria.

Reinforce Management Team. Assuming our operations expand and revenue increases in the future, we plan to add new executives and directors – all with the pedigree and lineage to help advance AMIH to its fullest potential.

Proactive Shareholder Communications. To keep our shareholders informed on our many 2021 catalysts for growth, we plan to implement a new investor web tab on our website, have recently retained two senior-level IR consultants, and are producing a corporate video. The web tab and video should both be published and announced within a week or so.

AMIH Summary Highlights

In summary, AMIH today features:

●	$194 Billion, [x]Massive Target Niche: xiOne-in-four US adults lacking primary care and their employers
●	Digitally Focused, Capital Efficient, Highly Scalable, D2C Marketing Models
●	Subscription Based Model, Recurring Revenue
●	Synergistic Portfolio, Cross Marketing Opportunities
●	Public Company, Access to Lower Cost of Capital
●	Competitive Advantages: Created in the Digital (low-cost) New Normal, AMIH serves an increasingly ecommerce-oriented US consumer base
●	Seasoned, Proven, Management Team

AMIH: Investing in the Advancement of Humanity

I’ll conclude by saying that I, and everyone at our company, are deeply passionate about transforming the state of US health care to eliminate its gaps and provide access to excellent, affordable primary health and wellness services to all. This is why our Company tagline is, “Investing in the Advancement of Humanity.”

With the culmination of a solid year of intensive but largely back-office development, I am delighted to report we believe we have tremendously increased our opportunities for growth and cash flow, and today are poised to begin rolling out and eventually harvesting the fruits of those efforts. It is a privilege to lead your company into what I strongly believe to be an exciting and rewarding future.

Sincerely yours,

Jacob Cohen

xhttps://www.physiciansweekly.com/declining-numbers-of-americans/

xihttps://creakyjoints.org/doctor-patient/americans-with-primary-care-doctor-declining/#:~:text=For%20a%20growing%20number%20of,part%20of%20a%20declining%20trend.

About American International Holdings Corp

American International Holdings Corp. (OTCQB: AMIH) is an investor, developer and asset manager of diversified, synergistic health and wellness businesses. Today, the AMIH portfolio encompasses telemedicine and other virtual health platforms, subscriber based primary care and concierge medicine plans, preventative care solutions and wellness related assets such as mental & behavioral health services as well as its own proprietary life coaching platform. AMIH markets its various services through direct-to-consumer and business-to-business distribution channels. AMIH’s focus is on bringing to market technologies and solutions that advance the quality of life for the global community.

FORWARD-LOOKING STATEMENTS: This press release may contain forward-looking statements, including information about management’s view of the Company’s future expectations, plans and prospects, including within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, operations, expansion, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the Company, and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. These risk factors and others are included from time to time in filings made by the Company with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Investors Relations Contact:

Frank Benedetto

(619) 915-9422